Exhibit 99.7

DIRECTORS AND EXECUTIVE OFFICERS

Directors

Media General’s initial Board of Directors will be comprised of 14 members. We list below the names, age and biographical information of the directors.

J. Stewart Bryan III, age 75. Mr. Bryan has been a director of Media General since 1974. Mr. Bryan is the Chairman of the Board of Directors and has served in that capacity for more than five years. He retired as an employee of Media General in 2008 and was Media General’s Chief Executive Officer from 1990 to July 2005; President from 1990 to 2001; and between 1985 and 1990, variously served as Vice Chairman of the board, Chief Operating Officer and Executive Vice President of Media General. He was the publisher of the Richmond Times-Dispatch from 1978 to 2005.

Diana F. Cantor, age 55. Mrs. Cantor has been a director of Media General since 2005. Mrs. Cantor is a partner with Alternative Investment Management, LLC, an independent, privately held investment management firm. She is the Chairman of the Virginia Retirement System, where she is also a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008 to 2009, Mrs. Cantor was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank, where she managed wealth management professionals providing a full range of financial, trust, estate, tax planning and investment management services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity, she actively supervised the preparation of that agency’s financial statements and worked closely with the agency’s independent auditors. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996. Mrs. Cantor held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler, a New York law firm, from 1983 to 1985. Mrs. Cantor is a Director of Domino’s Pizza, Inc., where she is Chairman of that board’s Audit Committee. She also is a Director of Universal Corporation and Revlon, Inc.

H. C. Charles Diao, age 56. Mr. Diao has been a director of Media General since November 2013 and was a director of Young from 2012 until November 2013 and was a member of Young’s Compensation and Nominating Committees. He has served as the Vice President—Finance and Corporate Treasurer at Computer Sciences Corporation since 2012. From 2008 to 2012, he was the Managing Director and founder of Diao & Co. LLC, a firm that provides M&A and financial advisory services to corporate clients and investment management services to institutional family offices. Mr. Diao is currently a board member of North Atlantic Holding Company, where he has served on the Audit Committee since 2012. Mr. Diao has over 25 years of experience in the financial services industry focusing on telecommunications companies. Throughout his career, he has held a variety of senior positions including: Managing Director and Group Head of the telecommunications and media group at Prudential Securities, Senior Managing Director and Group Head—Special Situations Credit at Bear Stearns, Chief Investment Officer at Diao Capital Management LLC, and founder and managing Director of Diao & Co. LLC.

Dennis J. FitzSimons, age 63. Mr. FitzSimons has been a director of Media General since 2009. Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago. From 2003 to December 2007, he was the Chairman, President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation. Mr. FitzSimons resigned from Tribune Company in December 2007 upon the sale of the company. In December 2008, the company declared bankruptcy. Mr. FitzSimons was also the Chairman of Tribune Company from 2004 to 2007, served as that company’s Chief Operating Officer and before that rose through the ranks of Tribune’s broadcast division, managing that company’s broadcasting, publishing and interactive groups.

Soohyung Kim, age 38. Mr. Kim has been a director of Media General since November 2013 and was a director of Young from 2011 until November 2013. Since 2012, Mr. Kim has been the Chief Executive Officer and Chief Investment Officer of Standard General, a New York-based Registered Investment Advisor that he founded in 2007. Mr. Kim was formerly Director of Research and Founding Partner of Cyrus Capital Partners. Prior to that, he was a Principal at Och-Ziff Capital Management where he helped launch its fixed income business. Mr. Kim is a member of the Board of Managers of ALST Casino Holdco, owner and operator of the Aliante Casino in Las Vegas, Nevada, and a former Member of the Board of Greektown Superholdings. He is also a member of the Board of Directors of the following charities: Greenwich House and the Stuyvesant Alumni Association. Mr. Kim brings to the Board of Directors his operating and leadership experience as Chief Investment Officer of an investment firm and extensive experience in finance, business development, mergers and acquisitions, and business restructuring and integration.

George L. Mahoney, age 61. Mr. Mahoney has been a director of Media General since 2013. Mr. Mahoney is the President and Chief Executive Officer of Media General and has served in those capacities since January 2013. He was Media General’s Vice President, Chief Operating Officer from August 2012 to December 2012; Vice President, Growth & Performance from October 2011 to August 2012; and Vice President, General Counsel and Secretary from 1993 to September 2011.

Marshall N. Morton, age 67. Mr. Morton has been a director of Media General since 1997. Mr. Morton is the Vice Chairman of the Board of Directors and has served in that capacity since January 1, 2013. Mr. Morton retired in 2012 as the President and Chief Executive Officer of Media General after serving in those capacities since July 2005. He was Media General’s Chief Financial Officer from 1989 to July 2005, its Senior Vice President from 1989 to 2001 and Vice Chairman of the Board of Directors from 2001 to July 2005.

Wyndham Robertson, age 75. Miss Robertson has been a director of Media General since 2012, and from 1996 to 2005. Miss Robertson retired in March 1996 as Vice President for Communications at the University of North Carolina, having served in that position for more than five years. She previously was an Assistant Managing Editor for Fortune magazine and worked with that organization for 24 years.

Howard Schrott, age 58. Mr. Schrott has been a director of Media General since November 2013 and was a director of Young from 2012 until November 2013 and served as the chair of Young’s Audit Committee. Since February 2006, Mr. Schrott has been a Principal in Schrott Consulting, a management consulting firm servicing broadcasting, telecommunications and technology companies, which is a division of AMMC, Inc., for which he also serves as Chief Financial Officer. Mr. Schrott has been a Director at Frontier Communications Corporation since 2005 and currently serves as the lead independent Director and member of the Audit Committee, a Director at Maverick Media, LLC since 2009, and a Trustee at Butler University since 2010. Mr. Schrott was previously the Chief Financial Officer of The Liberty Corporation from 2001 to 2006. Mr. Schrott brings a wealth of financial and operational experience to the Board of Directors, having served as the Chief Financial Officer of three different companies in the media and technology space spanning 15 years and running his own management consulting firm. He has also served as a Director and Chairman of the Audit Committee of tw telecom inc. (formerly Time Warner Telecom Holdings Inc.) and the boards of Weather Central Holdings, Inc. and Wide Orbit, Inc.

Kevin Shea, age 51. Mr. Shea has been a director of Media General since November 2013 and was a director of Young from 2010 until November 2013 and was a member of Young’s Audit Committee and served as the Chair of Young’s Compensation and Nominating Committees. He was previously the Chief Restructuring Officer of Young from 2010 to 2011. Mr. Shea has served on the Compensation and Audit Committees of Contec Limited since 2012, has served as the Chair of the Audit Committee at Endurance Business Media since 2013, and has been the sole member of the Board of Directors at ZipLocal Publishing since 2011. From 2008 to 2013, Mr. Shea was a Managing Director at the consulting firm Loughlin Management Partners & Co., and he was a turnaround and restructuring professional at Loughlin Management Partners for 14 years. He also serves as President and Director of Ridgewood Crew, a not-for-profit youth rowing program in New Jersey, and on the Financial Advisory Board to the Ridgewood (NJ) Village Council.

Rodney A. Smolla, age 60. Mr. Smolla has been a director of Media General since 2006. Mr. Smolla served as President of Furman University from July 2010 until June 2013. Prior to assuming that position, he served for three years as the Dean and Roy L. Steinheimer, Jr. Professor of Law at the Washington and Lee University School of Law. From 2003 to July 2007, Mr. Smolla was the Dean of the University of Richmond’s T.C. Williams School of Law and additionally served as the school’s George E. Allen Professor of Law. Mr. Smolla has authored 15 books and is a frequent commentator in newspapers and print and online magazines.

Thomas J. Sullivan, age 50. Mr. Sullivan has been a director of Media General since November 2013 and was a director of Young from 2009 until November 2013 and was a member of Young’s Audit, Compensation and Nominating Committees. He was the Executive Chairman of Young and was the Senior Vice President, Finance and Chief Financial Officer of Young in 2012. Since 2009, Mr. Sullivan has been the Managing Partner of Smallwood Partners, LLC, a financial advisory services firm. Mr. Sullivan has served as a Director of Utility Services Partners since 2011, a member of the advisory board of Millennium Custodial Trust since 2010 and a Trustee of Accredited Mortgage Loan REIT since 2009. Previously, Mr. Sullivan was a Managing Director with Investcorp International, Inc., a global middle market private equity firm, and a Director at CCC Information Services Inc., where he served as Audit Committee Chairman and on the Compensation Committee.

Carl S. Thigpen, age 56. Mr. Thigpen has been a Director of Media General since 2010. Mr. Thigpen is an Executive Vice President and the Chief Investment Officer of Protective Life Corporation and has served in those positions for more than five years. Protective Life Corporation is a publicly traded diversified life insurance and financial services company based in Birmingham, Alabama, where Mr. Thigpen is responsible for the management of more than $35 billion in total cash and investments. Birmingham, an important market for Media General, is the home of its television station WVTM-TV. Mr. Thigpen has been designated a “Chartered Financial Analyst” by the CFA Institute. He previously served on the Board of Directors and was a member of the Audit Committee of Cavalier Homes, Inc., a NYSE company that was acquired by a Berkshire Hathaway subsidiary in 2009.

Coleman Wortham III, age 67. Mr. Wortham has been a Director of Media General since 2004. Mr. Wortham is Chairman of Davenport & Company LLC, a Richmond, Virginia investment banking firm. He served as President and Chief Executive Officer of that firm through 2011.

Independence of Directors

The Board of Directors of Media General has determined that all of the Directors of Media General are independent, in accordance with the rules of the NYSE and Media General’s director independence standards, except George L. Mahoney, the current President and Chief Executive Officer of Media General, and Marshall N. Morton, who retired as President and Chief Executive Officer of Media General in 2012, and because of his prior position, is deemed not to be an independent director. J. Stewart Bryan III, who retired as an employee of Media General in 2008, satisfied the requisite three-year period of separation in 2011, and the Board of Directors considered both his prior employment and voting control prior to the proposed transaction of over 85% of the shares of Class B Common Stock of Media General, and has affirmatively determined that he is independent and has no relationship with Media General that would interfere with his exercise of independent judgment in carrying out the responsibilities of a member of the Board of Directors. With respect to Soohyung Kim, the Board of Directors of Media General considered that Mr. Kim was previously the Chief Executive Officer and the Chief Investment Officer of Standard General, affiliates of which have voting control over approximately 30% or more of the shares of Voting Common Stock of Media General, and has affirmatively determined that he is independent and has no relationship with Media General that would interfere with his exercise of independent judgment in carrying out the responsibilities of a member of the Board of Directors

Media General’s Director independence standards are available at Media General’s website, www.mediageneral.com.

Future Composition of the Board of Directors

Under the terms of the Articles of Incorporation, in connection with the 2014 Annual Meeting of the Stockholders of Media General, the size of the Board of Directors will be reduced from 14 to 11 members, and the Nominating Committee of the Board of Directors of Media General will nominate for election to the Board of Directors:

●

five Media General designees, selected by the Nominating Committee of Media General; if they are willing to serve, the five nominees selected by the Nominating Committee will include J. Stewart Bryan III, Media General’s current Chairman, Marshall N. Morton, its current Vice Chairman and George L. Mahoney, its current President and Chief Executive Officer;

●	5 Young designees; and

●	one additional person selected by the Nominating Committee.

After the election of Directors at the 2014 Annual Meeting, the number of directors may be any number fixed by the By-laws or by resolution adopted by the Board of Directors, except that from the period from the closing date through the 2017 Annual Meeting of the Stockholders, the number of directors of the board will continue to be 11 unless a change in number is approved by a majority of the directors of the combined company who are Young designees. In no event may the board consist of less than three directors.

Board Approval of Certain Matters

Under the terms of the Articles of Incorporation of Media General, prior to the election of members of the Board of Directors at the 2014 Annual Meeting of the combined company, the approval of the following matters requires the affirmative vote of at least 10 out of the 14 members of the Board of Directors:

●	any change in the size of the Board of Directors (except for the reduction in the size of the Board of Directors at the 2014 Annual Meeting);

●	any merger or consolidation of the combined company with any person, or the sale of all or substantially all of the assets of the combined company;

●	any change to the composition, structure or authority of any committee of the Board of Directors;

●	any amendment of, or modification to, the Articles of Incorporation or the By-laws of the combined company; and

●

the hiring of, or termination of employment by the combined company of, any “executive officer” of the combined company (as such term is defined in Rule 405 under the Securities Act of 1933, as amended).

Committees

The Nominating Committee of the Board of Directors is comprised of H.C. Charles Diao, Soohyung Kim, Wyndham Robertson, Kevin Shea and Rodney A. Smolla.

The Audit Committee of the Board of Directors is comprised of Diana F. Cantor, Dennis J. FitzSimons, Howard Schrott, Kevin Shea and Carl S. Thigpen.

The Compensation Committee of the Board of Directors is comprised of Coleman Wortham III, H.C. Charles Diao, Soohyung Kim, Wyndham Robertson, Howard Schrott, Kevin Shea and Rodney A. Smolla.

In addition, prior to the closing of the transaction, the existing Executive Committee of Media General was disbanded. After the 2014 Annual Meeting of the Stockholders of Media General, the Board of Directors may form a new Executive Committee.

Under the terms of the Articles of Incorporation of Media General, during the period from the closing through the 2017 Annual Meeting of the Stockholders, the Nominating Committee will have the exclusive right to nominate candidates by a majority vote of its members on behalf of the combined company for election to the Board of Directors and to appoint individuals to fill vacancies on the Board of Directors, subject to a right of a majority of the Board (including one affirmative vote of at least one Young designee) to reject any such nomination or appointment. During that period, the Nominating Committee will be comprised of five members, including at least three Young designees. During the period from the consummation of the transaction through the 2014 Annual Meeting of the Stockholders, the Nominating Committee will include two Media General designees.

The By-laws of the combined company provide that the Board of Directors of the combined company may designate other committees with limited authority by a resolution adopted by a majority of the full number of Directors.

Executive Officers

The following table sets forth the name, age and title of each of the executive officers of Media General.

Name, Age	Position

George L. Mahoney, 61	President and Chief Executive Officer

James F. Woodward, 53	Senior Vice President, Finance and Chief Financial Officer

Deborah A. McDermott, 59	Senior Vice President, Broadcast Markets

John A Butler, 56	Treasurer

Andrew C. Carington, 45	Vice President, General Counsel and Secretary

James R. Conschafter, 61	Vice President, Broadcast Markets

John R. Cottingham, 62	Vice President, Broadcast Markets

Robert E. MacPherson, 59	Vice President, Corporate Human Resources

Timothy J. Mulvaney, 44	Controller and Chief Accounting Officer

Lou Anne J. Nabhan, 58	Vice President, Corporate Communications

Robert M. Peterson, 58	Vice President, Broadcast Markets

We list below biographical information for the foregoing persons:

George L. Mahoney. Mr. Mahoney is the President and Chief Executive Officer of Media General and has served in those capacities since January 2013. He has also been a Director of Media General since 2013. He served as Media General’s Vice President and Chief Operating Officer from August 2012 to December 2012; Vice President, Growth & Performance from October 2011 to August 2012; and Vice President, General Counsel and Secretary from 1993 to September 2011.

James Woodward. Mr. Woodward has been Vice President of Finance and Chief Financial Officer since October 2011. From 2009 to September 2011, Mr. Woodward was Group Vice President, Growth and Performance. Previously, he was Vice President, Corporate Human Resources from 2005 to 2009. During his 28 years with Media General, he has served as Staff Accountant, Audit Manager, Assistant Controller of Richmond Newspapers, Manager of Human Resources Systems for the finance department, and as Director of Human Resources from 1999 to 2005.

Deborah A. McDermott. Ms. McDermott was named CEO of Young in January 2013 and has served as President of Young since 2004. She served on the Young Board of Directors and its Audit Committee from April 2004 to August 2009. Prior to being named President, Ms. McDermott served as Executive Vice President/Operations for Young. Previous to that, she was Vice President and General Manager and, earlier, Station Manager of Young’s WKRN-TV in Nashville and had oversight over WATE-TV in Knoxville. In addition to her responsibilities with Young, Ms. McDermott is an active past chair of the ABC Affiliate Board of Governors, serves as a Director of the Truxton Trust Board as well as on its Compensation Committee, and is a member of the South Dakota State University Foundation Council of Trustees. Additionally she has recently been elected to her second term as a Director of the Country Music Association Board (CMA). Ms. McDermott has also served on the National Association of Broadcasters (NAB) Television Board and the Television Bureau of Advertising (TVB) Board. She is a past president of the National Association of Television Programming Executives (NATPE), and previously served as a board member of Maximum Service Television (MSTV). In addition, she served on the board of the Committee of 200, a national group of top women CEOs. Among other civic activities, Ms. McDermott is currently serving as Chair of the Nashville Sports Council and on its Board of Directors, on the Board of Directors and the Executive Committee of the Ensworth School and on the Corporate Board of Directors of the Nashville Convention and Visitors Center.

John A Butler. Mr. Butler has been the Treasurer of Media General since September 2008. He served as Assistant Treasurer from 2005 to 2008 and Director of Treasury Management from 2003 to 2005. Mr. Butler was Vice President and Treasurer at SITEL Corp. from 2001 to 2003 and held various financial positions with Occidental Petroleum, Nissan Motor Corp. and US Airways from 1982 to 2001.

Andrew C. Carington. Mr. Carington has been Vice President, General Counsel and Secretary of Media General since October 2011. He served as Associate General Counsel of Media General from 2006 to September 2011; Counsel from 2001 to 2006; and Counsel – Georgia Pacific from 1999 to 2001. From 1995 to 1999 Mr. Carington was an associate at Huff, Poole & Mahoney PC.

James R. Conschafter. Mr. Conschafter has been Vice President of Broadcast Markets since July 2012. From 2010 to July 2012, Mr. Conschafter was President and Market Leader, Virginia-Tennessee. Beginning July 2009, he served in the same role for Media General’s North Carolina market. Prior to that, he had been Senior Vice President, Broadcast Stations, within Media General’s former broadcast division, since 2004. Mr. Conschafter joined Media General in 2000 with its acquisition of Spartan Communications, where he had served as a General Manager. He began at Media General as Vice President and General Manager of WSPA and two stations that are no longer owned by Media General. Earlier in his career, he held management and sales leadership positions at network-affiliated television stations in North Carolina, New York, Missouri and Ohio.

John R. Cottingham. Mr. Cottingham has been Vice President of Broadcast Markets since July 2012. From 2009 to July 2012, Mr. Cottingham served as President and Market Leader, Mid-South at Media General. He also had responsibility for Media General’s Florida market. Prior to assuming his current role, Mr. Cottingham had been Senior Vice President, Broadcast Stations, within Media General’s former broadcast division, since 2005. He joined Media General in 2001 as Vice President and General Manager of three stations, including WSPA in Spartanburg, S.C. Earlier in his career, he held management and sales leadership positions at a number of broadcast stations in North Carolina, Ohio and Indiana.

Robert E. MacPherson. Mr. MacPherson has been Vice President, Corporate Human Resources at Media General since July 2009. He was President of Media General Community Newspapers from 2005 to 2009, Group Publisher in Danville, Va. and Rockingham County, N.C. from 2004 to 2005, and held other Media General business and financial management positions from 1982 to 2004.

Timothy J. Mulvaney. Mr. Mulvaney has been Chief Accounting Officer at Media General since January 2012 and Controller since 2009. He was Assistant Controller from 2005 to 2009, and Director of Accounting and Financial Reporting from 1999 to 2005. Mr. Mulvaney was with Ernst & Young LLP from 1991 to 1997.

Lou Ann J. Nabhan. Miss Nabhan has been Vice President and Director of Corporate Communications at Media General since January 2001. Previously, Miss Nabhan served as Vice President of Reynolds Metals Co. from 1998 to 2000 and Director of Corporate Communications for Reynolds Metals from 1993 to 2000.

Robert M. Peterson. Mr. Peterson has been Vice President – Station Operations for Young since August 2012. From 2003 to 2012, he was the Vice President and General Manager of Young’s WRIC-TV, and in 2005 he added group responsibilities with management oversight of all Young stations’ technical facilities. He served as General Manager of Young’s WTEN-TV from 1990 to 2003, joining WTEN as Business Manager in December 1983 and adding program manager responsibilities in 1988. Prior to joining WTEN, he worked at WPRI-TV in Providence, RI. He began his career at the broadcasting corporate offices of Outlet Broadcasting, Inc. Mr. Peterson has been with Young for 23 years and in the industry for over 36 years.

None of the anticipated directors or executive officers referred to above has been involved in any legal proceedings that would be required to be disclosed under Item 401(f) of Regulation S-K, except for the matters related to Mr. FitzSimons described above and as otherwise described herein.